Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K dated January 11, 2010 of The NASDAQ OMX Group, Inc. of our report dated February 26, 2009 except for Notes 2, 9, 10, 20, and 21 as to which the date is January 11, 2010, with respect to the consolidated financial statements of The NASDAQ OMX Group, Inc., included in this Current Report on Form 8-K.

Our audits also included the financial statement schedule of The NASDAQ OMX Group, Inc. listed in Item 15. This schedule is the responsibility of The NASDAQ OMX Group, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 26, 2009, except for Notes 2, 9, 10, 20, and 21 as to which the date is January 11, 2010, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-157020) of The NASDAQ OMX Group, Inc.
(2)	Registration Statement (Form S-8 No. 333-110602) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-106945) pertaining to the Employment Agreement with Robert Greifeld of The Nasdaq Stock Market, Inc.,
(4)	Registration Statement (Form S-8 No. 333-76064) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan
(5)	Registration Statement (Form S-8 No. 333-72852) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan and
(6)	Registration Statement (Form S-8 No. 333-70992) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan,

of our report dated February 26, 2009 except for Notes 2, 9, 10, 20, and 21 as to which the date is January 11, 2010, with respect to the consolidated financial statements and schedule of The NASDAQ OMX Group, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

New York, New York

January 11, 2010

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